EXHIBIT 99.1

CrossAmerica Partners LP Announces the Closing of the Acquisition of Erickson Oil Products, Inc.

ALLENTOWN, PA (February 17, 2015) - CrossAmerica Partners LP (NYSE: CAPL) (the “Partnership”) announced today that it closed on the previously announced purchase of all the outstanding shares of Hudson, WI based Erickson Oil Products, Inc. (“Erickson”) and certain related assets for $85 million, subject to certain post-closing adjustments. Erickson operates 64 convenience stores located in Minnesota, Michigan, Wisconsin and South Dakota, with a concentration in the Minneapolis / St. Paul region. The transaction was financed under the Partnership’s credit facility.

About CrossAmerica Partners LP

CrossAmerica Partners, headquartered in Allentown, PA, is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of CST Brands, Inc., one of the largest independent retailers of motor fuels and convenience merchandise in North America. Formed in 2012, CrossAmerica Partners distributes fuel to over 1,100 locations and owns or leases more than 625 sites in sixteen states: Pennsylvania, New Jersey, Ohio, Florida, New York, Massachusetts, Kentucky, New Hampshire, Maine, Tennessee, Maryland, Delaware, Illinois, Indiana, West Virginia and Virginia. The Partnership has long-term established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf and Citgo. CrossAmerica Partners ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for many additional brands. For additional information, please visit www.crossamericapartners.com.

Investor Contact:

Karen Yeakel

Vice President, Investor Relations

CrossAmerica Partners LP

610-625-8126

kyeakel@lehighgas.com

Forward-Looking Statements

This press release and any oral statements made regarding the subjects of this release may contain forward-looking statements, which may include, but are not limited to, statements regarding the Partnership’s plans, objectives, expectations and intentions and other statements that are not historical facts, including statements identified by words such as “outlook,” “intends,” “plans,” “estimates,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “anticipates,” “foresees,” or the negative version of these words or other comparable expressions. All statements addressing operating performance, events, or developments that the Partnership expects or anticipates will occur in the future, including statements relating to revenue growth and earnings or earnings per unit growth, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements. The forward-looking statements are based upon the Partnership’s current views and assumptions regarding future events and operating performance and are inherently subject to significant business, economic and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Partnership’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Partnership on its website or otherwise. The Partnership does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Partnership does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Partnership cannot guarantee their accuracy. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the factors discussed in this report and those described in the “Risk Factors” section of the Partnership’s Form 10-K filed on March 10, 2014 and Form 10-Q filed on November 7, 2014 with the Securities and Exchange Commission as well as in the Partnership’s other filings with the Securities and Exchange Commission. No undue reliance should be placed on any forward-looking statements.

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